Exhibit 23


                           Consent of Independent Auditors




     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-57896) and related Prospectus pertaining to the 1982 Stock Option Plan, 1992 Stock Option Plan, Non-Qualified Stock Option Plan Agreements and Consultant Agreement of CompuMed, Inc. and subsidiaries of our report dated November 29, 1995, with respect to the consolidated financial statements of CompuMed, Inc. and subsidiaries included in its Annual Report (Form 10-KSB) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.

     Los Angeles, California
     December 29, 1995                            /s/ Ernst & Young LLP